UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2019

COUSINS PROPERTIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-11312	58-0869052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Road NE, Suite 1800 Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip code)

(404) 407-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.0 per share	CUZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of the stockholders of Cousins Properties Incorporated (“Cousins”) was convened at 2:00 p.m. EDT on June 12, 2019. Of the 420,586,130 shares of Cousins’ common stock, par value $1 per share (“Cousins common stock”) and the 6,867,357 shares of Cousins’ limited voting preferred stock (the “Cousins preferred stock”) outstanding at the close of business on May 6, 2019, the record date for the Special Meeting 391,890,546 shares of Cousins common stock and 5,429,225 shares of Cousins preferred stock were present or represented by proxy at the Special Meeting.  The following proposals were voted on at the Special Meeting, each of which is described in the definitive joint proxy statement/prospectus filed by Cousins with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on May 8, 2019. The final voting results as to each such proposal are set forth below.

Proposal One:

To approve the issuance of shares of Cousins common stock to stockholders of TIER REIT, Inc. (“TIER”) in connection with the agreement and plan of merger, dated as of March 25, 2019 (as amended or supplemented from time to time, the “Merger Agreement”), by and among Cousins, TIER and Murphy Subsidiary Holdings Corporation (the “Cousins Issuance Proposal”). The holders of Cousins common stock approved the Cousins Issuance Proposal by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

382,506,369	116,533	230,426	9,037,218

Proposal Two:

To amend the Restated and Amended Articles of Incorporation of Cousins (the “Cousins Articles”) to effect a reverse stock split of outstanding Cousins common stock by a 1-for-4 ratio and proportionally reduce the number of authorized shares of Cousins common stock (the “Cousins Reverse Stock Split Proposal”). The holders of Cousins common stock and Cousins preferred stock, voting together as a single class, approved the Cousins Reverse Stock Split Proposal by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

396,715,286	321,906	282,579	0

Proposal Three:

To amend the Cousins Articles to increase the number of authorized shares of Cousins common stock (the “Cousins Authorized Share Count Proposal”). The holders of Cousins common stock and Cousins preferred stock, voting together as a single class, approved the Cousins Authorized Share Count Proposal by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

384,027,648	13,085,843	206,280	0

Proposal Four:

To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Cousins Issuance Proposal, the Cousins Reverse Stock Split Proposal and the Cousins Authorized Share Count Proposal if there are insufficient votes at the time of such adjournment to approve such proposals (the “Cousins Adjournment Proposal”). The stockholders of Cousins approved the Cousins Adjournment Proposal by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

360,555,535	30,590,108	744,903	0

Item 8.01. Other Events.

On June 12, 2019, Cousins and TIER issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of stockholders of TIER, held June 12, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Joint Press Release, dated June 12, 2019

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUSINS PROPERTIES INCORPORATED

Date: June 12, 2019	By:	/s/ Pamela Roper
		Name:	Pamela Roper
		Title:	Executive Vice President and General Counsel